                                                       Exhibit 10.12

                    INTELLECTUAL PROPERTY LICENSE AGREEMENT

  This INTELLECTUAL PROPERTY LICENSE AGREEMENT ("Agreement") is entered into as
                                                 ---------
of the 10th____ day of January, 2001 ("Effective Date") by and between SRI
                                       --------------
International, a California nonprofit public benefit corporation ("SRI"), and
                                                                   ---
SPEEDCOM Wireless Corporation, a Delaware corporation ("SPEEDCOM").
                                                        --------

WHEREAS, SRI is the owner of intellectual property rights with respect to fixed wireless communications; and

  WHEREAS, SPEEDCOM desires a license to certain of SRI's intellectual property rights with respect to certain products and fields of use, in consideration of a grant of equity in SPEEDCOM to SRI.

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  DEFINITIONS

  "Confidential Information" means: (i) each party's trade secrets, business
   ------------------------
plans, strategies, methods, and practices; and (ii) information relating to either party's personnel, products, services, and all other information clearly identified as confidential or proprietary.

"Deliverable" means the software delivered by SRI to SPEEDCOM in performance of
 -----------
the Project Services.

  "Exclusive Period" means a period of six (6) years from the Effective Date,
   ----------------
unless terminated earlier as provided herein.

  "IP" means all inventions, works of authorship, information fixed in any
  -----
tangible medium of expression, trade secrets, know-how, ideas, and all other subject matter that are protected or protectable under patent, copyright, moral right, trade secret, or equivalent laws of any country or treaty; including without limitation all new or useful combinations, discoveries, formulae, manufacturing techniques, technical developments, software, programming, applets, scripts, and technical designs.

  "Licensed Products" means products which use or embody the Licensed SRI IP
   -----------------
for: (a) fixed wireless communications gateways, bridge-routers, hubs, relays; and/or (b) semi-fixed (e.g., within a campus environment: laptops, portable computers) PacketHop(TM)-enabled non-repeating end-user nodes as illustrated in

Exhibit C, where such products utilize only one or more of the following
---------
frequencies: 2.10-2.79 GHz; 3.40-3.70 GHz; and 5.00-5.90 GHz as governed by Part 15 - "Radio Frequency Devices" of the FCC Code or the applicable foreign government regulatory body. Licensed Products specifically exclude: (i) direct connections to, uses of, and embodiments of Licensed SRI IP in Repeating End-User Devices, and (ii) uses and embodiments of the SRI IP in Public Access Networks.

  "Licensed SRI IP" means (a) any patent rights owned or otherwise controlled by
   ---------------
SRI that are listed in Exhibit A, and (b) any patent, copyright, and trade
                       ----------
secret rights that are embodied in or necessarily practiced by the software modules described in Exhibit B (in source code and object code form) and (c) the
                     ---------
SRI-Owned Improvements.

  "Liquidity Event" means a stock buyback, sale of company, or secondary
   ---------------
offering.

  "Project Services" means the services to be performed by SRI under the
   ----------------
Services Agreement.

  "Public Access Networks" means the use of wireless infrastructure for semi-
   ----------------------
fixed and/or mobile roaming uses in areas other than a single-provider campus-wide application. For example, a network which enables roaming and covers the entire city of San Francisco would be considered a Public Access Network. For further distinction, a shopping center in which an individual can enter and use his personal laptop to connect to the Internet would be a Public Access Network; whereas if all end-users are either tenants of the shopping center landlord and use the landlord's network access or else are individuals using computers which do not leave the shopping center "campus," it is not a Public Access Network.

"Repeating End-User Devices" means mobile or semi-fixed end-user devices that
 --------------------------
are PacketHop(TM)-repeater-enabled.

     "Services Agreement" means the separate Research Services Agreement between
      ------------------
SRI and SPEEDCOM of even date with this Agreement.

  "SPEEDCOM IP" means any IP provided by SPEEDCOM or its agents to SRI for
   ------------
incorporation into the SPEEDCOM-Owned Improvements or use in connection with the Project Services. SRI shall only use the SPEEDCOM IP in connection with this Agreement. SPEEDCOM hereby grants to SRI, solely for the performance of the Project Services and for creation of the SPEEDCOM-Owned Improvements, a non-exclusive, non-transferable limited license to access, operate, and use the SPEEDCOM IP. Upon expiration of this Agreement or termination of this Agreement for any reason, (i) this limited license granted to SRI, its agents and subcontractors in this Agreement shall immediately expire and revert to SPEEDCOM, and (ii) SRI shall destroy or erase all copies of the SPEEDCOM IP or derivative works thereof in SRI's or its agents' or subcontractors' possession.

  "SPEEDCOM-Owned Improvements" means IP made, conceived, or developed by SRI
   ---------------------------
after the Effective Date on behalf of SPEEDCOM in performing the Project Services, provided such IP reflects customized SPEEDCOM requirements as opposed to bug fixes, porting requirements, and other generic requirements. SPEEDCOM-Owned Improvements does not include any of the following: (i) SRI IP; (ii) SPEEDCOM IP; or (iii) Licensed SRI IP.

  "SRI IP" means IP made, conceived, or developed by SRI prior to the Effective
  -------
Date or independent of the Project Services and contained in, comprising, or otherwise necessarily practiced by the Deliverable or the Licensed SRI IP.

  "SRI-Owned Improvements" means IP (including bug fixes, porting requirements,
             ------------
and other generic requirements) made, conceived, or developed by SRI after the Effective Date on behalf of SPEEDCOM in performing the Project Services, in both source code and object code formats, other than the SPEEDCOM-Owned Improvements.

  "Alternate TBRPF Embodiment" means the "second partial-topology embodiment"
   --------------------------
described in SRI's United States Patent Application entitled "A System And Method For Disseminating Topology And Link-State Information To Routing Nodes In A Mobile Ad Hoc Network ", filed December 1, 2000 (included in the Licensed SRI
IP) at pages 36-41

2.  GRANT OF LICENSE

  2.1  License Grant. SRI grants to SPEEDCOM a fully paid up, worldwide,
       -------------
exclusive (subject to the provisions of section 2.2), perpetual license under the Licensed SRI IP, to make, have made, use, modify, reproduce, sell, and distribute the Licensed Products. SRI further grants to SPEEDCOM a fully paid up, worldwide, non-exclusive, perpetual license under the SRI IP to make, have made, use, modify, reproduce, sell, and distribute the Licensed Products. The license granted herein shall commence on the Effective Date and shall continue in perpetuity, subject to termination under section 2.6 below. These license rights are transferable only as provided in section 2.4. Except as expressly provided, no other rights under any SRI intellectual property are implied or otherwise granted. The license granted in this Section 2.1 is subject to the rights of the U.S. Government under the Bayh-Dole Act, as amended, 35 U.S.C. Sections 200 et seq., including but not limited to the grant to the U.S.

Government of a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced any invention conceived or first actually reduced to practice in the performance of work for or on behalf of the U.S. Government throughout the world.

     2.2  Exclusivity
          -----------

     2.2.1  Government use / research exception.  Notwithstanding any other
            -----------------------------------
provision herein, SRI retains an irrevocable, non-exclusive, restricted right at all times under the Licensed SRI IP to make, have made, use, reproduce, sell, and distribute all Licensed Products solely for the limited purpose of government-sponsored research, and to grant limited, government-purpose, non-commercial licenses to the Licensed IP to the extent required for such government-sponsored research.

     2.2.2 The exclusive license rights provided in Section 2.1 are exclusive for SPEEDCOM only during the Exclusive Period and only with respect to Licensed Products. Such exclusivity includes the authority to enforce the Licensed SRI IP against third party infringement with respect to the Licensed Products, at SPEEDCOM's sole expense.

     2.2.3 SRI covenants that, for the duration of the Exclusive Period, any licenses (for products other than the Licensed Products) assigned or granted by SRI, directly or indirectly, under the Licensed SRI IP in SPEEDCOM's assigned frequencies will include a notice of SPEEDCOM's exclusive rights and a prohibition against use of high powered (greater than 2 dBi), directional antennas for the establishment of wireless to wired gateways, to ensure that SPEEDCOM's intellectual property rights are protected and enforceable by SPEEDCOM. SPEEDCOM covenants that, for the duration of the Agreement, any licenses for Licensed Products assigned or granted by SPEEDCOM, directly or indirectly, under the Licensed SRI IP in SPEEDCOM's assigned frequencies will include a notice of SRI's retained rights to ensure that SRI's intellectual property rights are protected and enforceable by SRI.

     2.2.4 SRI may terminate the Exclusive Period eighteen (18) months after the Effective Date or thereafter, in its sole discretion, by providing written notice of termination to SPEEDCOM, unless by such time SPEEDCOM has successfully closed a Liquidity Event where SRI had the opportunity to obtain net proceeds of at least five million dollars ($5,000,000.00) for the equity stake held by SRI. Such five million dollars ($5,000,000.00) calculation shall include any funds previously obtained by SRI from the sale of SPEEDCOM stock received under this Agreement. In the event such five million dollar ($5,000,000.00) milestone would not otherwise be satisfied, SPEEDCOM may elect to maintain the exclusivity of its rights by issuing additional equity or cash to SRI sufficient to satisfy the aggregate requirement of an opportunity to obtain liquid net proceeds of five million dollars ($5,000,000.00) within the 18-month period.

     2.2.5 Notwithstanding any other provision herein, SRI retains an irrevocable, non-exclusive, restricted right at all times to sublicense the Alternate TBRPF Embodiment as reasonably necessary for acceptance as part of a wireless Internet standard by the IETF (or other comparable standards body), including but not limited to sublicensing manufacturers, vendors, and users as required for purposes of products and services conforming with such standard.

     2.3  Trademark License.
          -----------------

     2.3.1  License.  Subject to the terms of this Agreement (including but not
            -------
limited to sections 2.3.2-2.3.6), SRI hereby grants to SPEEDCOM the limited, non-exclusive, non-transferable right and license to use the trademarks and trade names set forth in Exhibit D ("Trademarks") on copies of the Licensed Products made and distributed by SPEEDCOM or its sublicensees pursuant to this Agreement ("Final Products"), and in any related promotional literature for the
            --------------
Final Products or in relation to any promotional activities for the Final Products in any SPEEDCOM or its sublicensees distribution channel. Such use shall be in accordance with the Trademark Guidelines in Exhibit D. SRI may from time to time amend Exhibit D to include additional trademarks or trade names of SRI. SRI does not imply or otherwise grant any rights other than those expressly provided hereunder. SPEEDCOM agrees to and recognizes SRI's exclusive ownership of the Trademarks and acknowledges the renown of the Trademarks worldwide. SPEEDCOM agrees not to take any action inconsistent with such ownership and further agrees to take any action, at SRI's cost, including without limitation, the conduct of legal proceedings, which

SRI deems necessary to establish and preserve SRI's exclusive rights in and to its Trademarks. SPEEDCOM hereby agrees that any use of the Trademarks shall inure to the benefit of SRI.

     2.3.2  Authorization.  SPEEDCOM is authorized to use the Trademarks to
            -------------
designate the origin of the Products, in its general publicity, advertising, signs and other forms of advertising, cartons, packaging, user manuals and other literature packed with the Final Products. SPEEDCOM shall not use any of the Trademarks, or any mark confusingly similar thereto, as part of or associated with SPEEDCOM's corporate or trade names, trade dress, forms, etc. SPEEDCOM shall not obliterate, mark-over, or combine with or incorporate into any other trademark or tradename, any of the Trademarks. SPEEDCOM shall do business only under its own corporate and trade names.

     2.3.3 Brand for Final Products.  The Trademarks are not intended to be
           ------------------------
utilized by SPEEDCOM as a product line indicator, and SPEEDCOM shall always use its own trademarks, tradenames, service marks and other promotional indicators as the host brand for the Final Products.

     2.3.4  Guidelines on Use of Trademarks.  SPEEDCOM agrees to comply with
            -------------------------------
reasonable Trademark Usage Guidelines set forth from time to time by SRI with respect to the appearance and manner of use of the Trademarks. The Trademark Guidelines are as initially set forth in Exhibit D. SRI may modify the Trademark Guidelines from time to time by providing written notice to SPEEDCOM; provided that any such modifications shall not materially and adversely effect SPEEDCOM's right to use and enjoy the Trademarks as contemplated herein.
Subject to the foregoing, any modifications to the Trademark Guidelines must be implemented by SPEEDCOM on SPEEDCOM's next printing of any product, screen displays, packaging, labeling, advertising, or promotional materials bearing or containing the Trademarks, but in any event no later than 120 days after receipt of such notice.

     2.3.5  Governmental Compliance.  SPEEDCOM shall comply with all laws and
            -----------------------
governmental regulations pertaining to the proper use, designation and attribution of ownership of the Trademarks.

     2.3.6  Termination based on Trademark Misuse.  In the event SRI determines
            -------------------------------------
that SPEEDCOM's use of the Trademarks in any way impairs or diminishes any of the Trademarks' values, SRI shall provide written notice thereof to SPEEDCOM. Thereafter, SRI may terminate this Agreement upon the occurrence of any of the following events: (i) SPEEDCOM fails to immediately utilize its best efforts to remedy the impairment or diminishment and provide SRI with details regarding SPEEDCOM's efforts within 72 hours after receiving such written notice from SRI, or (ii) SPEEDCOM fails to continue utilizing its best efforts to remedy the impairment or diminishment to SRI's satisfaction within 30 days after receiving such notice from SRI. Any dispute relating to this Section 2.3.6 shall be immediately subject to litigation without any waiting period.

          2.4  Assignment; Sublicensing.  SPEEDCOM may not assign this
               ------------------------
Agreement, except as part of a sale or transfer of substantially all of the related assets of SPEEDCOM to a purchaser or successor-in-interest. Notwithstanding the foregoing, SPEEDCOM may sublicense its rights hereunder to any third party for purposes of having Licensed Products made, sold, used or distributed in the ordinary course of its business.

          2.5  Non-Exclusive Third-Party Branding.  If SRI chooses to allow
               ----------------------------------
Repeating End-User Devices to be sold or distributed under brands other than the brands of SRI or of an SRI-founded venture ("Third Party Branding") then SPEEDCOM will be offered a non-exclusive license to manufacture, sell, and distribute such Repeating End-User Devices under terms at least as favorable as such Third Party Branding agreements.

          2.6  Agreement Termination.  Either party may terminate this
               ---------------------
  Agreement (including the license rights granted hereunder), by written notice without prejudice to any other relief to which such party may be entitled: (a) upon or after the breach of any material provision of this Agreement by the other party if the other party has not cured such breach within thirty (30) days after written notice thereof; or (b) if the other party voluntarily commences any action or seeks any relief regarding its liquidation, reorganization, dissolution or similar act or under any bankruptcy, insolvency or similar law; or (c) if a proceeding is commenced or an order, judgment or decree is entered seeking the liquidation, reorganization, dissolution or similar act or any other relief under any bankruptcy, insolvency or similar law against the other party, without its consent, which continues undismissed or unstayed for a period of sixty (60) days. SRI may terminate this Agreement (including the license rights granted hereunder), by written notice without prejudice to any other relief to which SRI may be entitled in the event that Speedcom materially fails to make required payments under the Services Agreement.


          2.7  Ownership of SPEEDCOM-Owned Improvements. SRI hereby assigns and
               ----------------------------------------
agrees to assign to SPEEDCOM, and SPEEDCOM accepts and agrees to accept, SRI's entire right, title, and interest in and to the SPEEDCOM-Owned Improvements, including all patents, copyrights, trade secrets, and other proprietary rights therein. SRI further agrees to execute, or cause to be executed by its employees, agents, or subcontractors, whatever assignments of IP rights and ancillary and confirmatory documents that may be required or appropriate so that title to any SPEEDCOM-Owned Improvements shall be clearly and exclusively held by SPEEDCOM or any nominee thereof. SRI shall deliver to SPEEDCOM the source code for the SPEEDCOM-Owned Improvements as provided under the Services Agreement. The rights conveyed to SPEEDCOM in the SPEEDCOM-Owned Improvements under this section do not imply or otherwise convey to SPEEDCOM any ownership, license, or other interest in the Licensed SRI IP, the SRI-Owned Improvements, or the SRI IP, except as otherwise expressly provided in the license grant of section 2.1.

          2.8  Reservation of Rights.  Except as provided herein, each Party
               ----------------------
reserves all rights in its IP and nothing contained herein shall be construed as
granting the other Party any ownership interest in its IP.   Each Party shall
include, maintain, reproduce and perpetuate all notices or markings on all copies of all tangible media comprising each Party's IP or Confidential Information in the manner in which such notices or markings appear on such tangible media or in the manner in which either party may reasonably request.

3. FEES

          3.1  Equity Grant.  In consideration of the license rights granted
               ------------
hereunder, SPEEDCOM will tender 325,000 shares of its common stock to SRI upon the execution of this Agreement, provided that SRI's interest in such shares will be vested only in accordance with the following schedule:

          3.1.1 Upon execution of this Agreement, 100,000 of SRI's shares will vest.

          3.1.2 Three (3) months after the execution of this Agreement, if SRI has not breached any of its material obligations in performing the Project Services under the Services Agreement, an additional 75,000 of SRI's shares will vest.

          3.1.3 Six (6) months after the execution of this Agreement, if SRI has not breached any of its material obligations in performing the Project Services under the Services Agreement, an additional 75,000 of SRI's shares will vest.

          3.1.4 An additional 75,000 of SRI's shares will vest if SRI is successful, by no later than nine (9) months after the execution of this Agreement, in modifying the Licensed SRI IP to enable semi-fixed and/or mobile nodes to be PacketHop(TM) enabled, less the repeating functionality, wherein such devices will be able to attach and communicate with fixed and semi-fixed gateways, repeaters, and hubs, but unable to repeat to other PacketHop(TM) enabled devices, whether mobile or fixed.

     3.2  Shareholder Protections.  SRI's equity interest will be protected as
          -----------------------
provided under the terms of the Subscription and Registration Rights
Agreement separately executed by the parties.

4. CONFIDENTIAL INFORMATION

     4.1 By virtue of this Agreement, the parties may have access to Confidential Information. The terms and conditions of this Agreement shall be considered Confidential Information. The Licensed SRI IP shall be considered the Confidential Information of SRI, subject to SPEEDCOM's license rights hereunder. Each party agrees to protect the other party's Confidential Information with at least the same standard of care and procedures that it uses to protect its own trade secrets and proprietary information, but in no event less than a reasonable degree of care. The unauthorized distribution of Confidential Information shall be considered a material breach of this Agreement.

     4.2 Confidential Information of either party shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) is in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party without reference to the other party's Confidential Information.

     4.3 Each party agrees, unless required by law, not to make each the other party's Confidential Information available in any form to any third party or to use the other party's Confidential Information for any purpose other than the implementation of this Agreement.

5. REPRESENTATIONS AND WARRANTIES

     SRI hereby represents and warrants that: (i) it holds sufficient title and interest in the Licensed SRI IP to grant the license rights set forth herein;
(ii) SRI is not aware of any pending or threatened litigation that is reasonably and likely to materially and adversely affect its obligations under this Agreement; and (iii) SRI has provided to SPEEDCOM all material documents and information (if any) identified through patent searches and due diligence, regarding the patent rights included in Licensed SRI IP, that were conducted for SRI up to the Effective Date of the Agreement by SRI's patent lawyers/agents or other personnel substantively involved in the creation of those patent rights.

6. DISCLAIMER OF WARRANTIES

     THE REPRESENTATIONS AND WARRANTIES GRANTED IN SECTION 5 ("REPRESENTATIONS AND WARRANTIES") OF THIS AGREEMENT ARE THE SOLE REPRESENTATIONS AND WARRANTIES MADE BY SRI. NEITHER PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY, AND ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT, ARE EXPRESSLY EXCLUDED AND DISCLAIMED.

7. LIMITATION OF LIABILITY

     THE REMEDIES SET FORTH IN THIS AGREEMENT SHALL BE SPEEDCOM'S SOLE REMEDIES FOR BREACH OF THIS AGREEMENT. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR LOST PROFITS, LOST OPPORTUNITIES, OR ANY OTHER INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES IRRESPECTIVE OF THE THEORY UNDER WHICH SUCH ACTION IS BROUGHT, WHETHER IT WAS CAUSED OR ALLEGEDLY CAUSED BY THE NEGLIGENCE OF SUCH PARTY, OR WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. UNDER NO CIRCUMSTANCE SHALL SRI'S LIABILITY TO SPEEDCOM OR ANY THIRD PARTIES, UNDER ANY AND ALL PROVISIONS OF THIS AGREEMENT, EXCEED THE TOTAL AMOUNT ACTUALLY PAID BY SPEEDCOM TO SRI UNDER THIS AGREEMENT. UNDER NO CIRCUMSTANCE SHALL SPEEDCOM'S LIABILITY TO SRI OR ANY THIRD PARTIES, UNDER ANY AND ALL PROVISIONS OF THIS AGREEMENT, EXCEED TWICE THE TOTAL AMOUNT ACTUALLY PAID OR PAYABLE BY SPEEDCOM TO SRI UNDER ALL FEE PROVISIONS OF THIS AGREEMENT.

8. INDEMNIFICATION

     8.1  SRI.  SRI shall defend, indemnify and hold SPEEDCOM harmless from and
          ---
against any and all damages, penalties, costs and expenses (including reasonable attorney's fees) incurred by SPEEDCOM in connection with any third party suit, claim or proceeding brought against SPEEDCOM based on a claim, which if true, would constitute a material breach of SRI's representations and warranties set forth in Section 5.

     8.2  SPEEDCOM.  SPEEDCOM shall defend, indemnify, and hold SRI harmless
          ---------
from and against any and all damages, penalties, costs and expenses (including reasonable attorney's fees) incurred by SRI in connection with any suit, claim, or proceeding brought against SRI based on any claim: (i) which if true, would constitute a material breach of SPEEDCOM's obligations under this Agreement; or
(ii) arising out of any warranties or representations made or implied by SPEEDCOM (or by SPEEDCOM's employees, licensees, or agents) to third parties which differ from those expressly authorized by SRI; or (iii) made against SRI as a result of SPEEDCOM's sale, distribution, or use of Licensed Products.

     8.3  Indemnification Procedure.  Each party's indemnification obligations
          -------------------------
set forth in this Section 8 are contingent upon the following: (i) the indemnified party must take all commercially reasonable measures within its control to mitigate such costs, losses and damages; and (ii) the indemnified party: (a) providing prompt written notice to the indemnifying party of any such claim, (b) giving the indemnifying party complete control of the defense and/or settlement of any such claim, (c) providing full cooperation, at the indemnifying party's expense, and (d) having no right to make any settlement or compromise of any such claim without the express written consent of the indemnifying party.

9. DISPUTE RESOLUTION

     Except for a breach of Section 4 (Confidential Information), any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or any failure to agree where agreement of the parties is necessary pursuant hereto, including the determination of the scope of this Agreement to arbitrate, shall be resolved by the following procedures:

     9.1  Attempt to Resolve Dispute.  The parties shall use all reasonable
          --------------------------
efforts to amicably resolve the dispute through direct discussions. The senior management of each party commits itself to respond promptly to any such dispute. Either party may send written notice to the other party identifying the matter in dispute and invoking the procedures of this article. If said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation in San Francisco and administered by the American Arbitration Association ("AAA"), 417 Montgomery Street, San Francisco, California 94104-1113, pursuant to the Commercial Mediation Rules of the AAA at the time of submission prior to resorting to binding arbitration.

     9.2 Application to Binding Arbitration. If after ninety (90) days from the
         ----------------------------------
first written notice of dispute, the parties fail to resolve the dispute by written agreement or mediation, either party may submit the dispute to final and binding arbitration administered by the American Arbitration Association ("AAA"), 417 Montgomery Street, San Francisco, California 94104-1113, pursuant to the Commercial Arbitration Rules of the AAA at the time of submission. California Arbitration Law shall govern except in the event a stay is sought pursuant to the California Code of Civil Procedure (S)1281.2(c), in which event the parties agree that the issue shall be resolved under the United States Arbitration Act. The arbitration shall be held in San Francisco, California before a single neutral, independent, and impartial arbitrator ("Arbitrator").

     9.3 Binding Arbitration Procedure. Unless the parties have agreed upon the
         -----------------------------
selection of the Arbitrator before then, the AAA shall appoint the Arbitrator as soon as practicable, but in any event within thirty (30) days after the submission to AAA for binding arbitration. The

Arbitrator's award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award by the California courts in accordance with the California Arbitration Law. The prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses, including arbitration administration fees, incurred in connection with such proceeding. Neither party nor the Arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.


10.  MISCELLANEOUS

     10.1  Promotional Reference.  SPEEDCOM and SRI may each refer, in their
           ---------------------
respective promotional materials, to SRI as a co-developer and licensor of advanced technology for SPEEDCOM; provided, however, that each party will obtain
                                  --------  -------
the other party's advance written consent to the substance of any such statement, and such consent will not be unreasonably withheld. SRI may refer to the names of the Final Products in SRI promotional literature and marketing materials.

     10.2  Independent Contractor.  In executing this Agreement, the parties
           ----------------------
intend to create an independent contractor relationship. Nothing herein shall be construed as creating a partnership, a joint venture, an agency, or any other relationship.

     10. 3  Governing Law. This Agreement, and all matters arising out of or
            -------------
relating to this Agreement, shall be governed by the laws of the State of California without regard to its conflict of laws provisions and without regard to its location of execution or performance. Any legal action or proceeding relating to this agreement shall be instituted in any state or federal court in the Northern District of California. The parties agree to submit to jurisdiction of, and agree that venue is proper in, the aforesaid courts in any such legal action of proceeding.

     10.4 Notices. All notices, including notices of change of address,
          -------
required to be sent hereunder shall be deemed to have been given in writing by:
(i) personal delivery; (ii) nationally recognized overnight courier service; or
(iii) registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


If to SRI, for technical matters:                             If to SRI, for all other matters:
SRI International                                             SRI International
333 Ravenswood Avenue                                         333 Ravenswood Avenue
Menlo Park, California  94025                                 Menlo Park, California  94025
Attn:  Carla Woodworth                                        Attn:  Steven Weiner, IP Dept.
Telephone:  (650) 859-3831                                    Telephone:  (650) 859-3477
Facsimile:  (650) 859-3619                                    Facsimile:  (650) 859-2063
If to SPEEDCOM, for technical matters:                        If to SPEEDCOM, for all other matters:
SPEEDCOM Wireless International                               SPEEDCOM Wireless International
1748 Independence Boulevard, D-4                              1748 Independence Boulevard, D-4
Sarasota, Florida 34234                                       Sarasota, Florida 34234
Attn:  Phillip Decker                                         Attn: Jay Wright
Telephone:  (941) 358-9283                                    Telephone:  (941) 358-9283 x 360
Facsimile:  (941) 358-6208                                    Facsimile:  (941) 358-6208

     10.5 U.S. Export Laws and Regulations. Each party hereby acknowledges that
          --------------------------------
the rights and obligations of this Agreement are subject to the laws and regulations of the United States relating to the export of products and technical information. Without limitation, each party shall comply with all such laws and regulations.

     10.6 Entire Agreement. This Agreement, the Services Agreement and
          ----------------
the Registration Rights Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage, or custom shall be deemed to amend or modify this Agreement.

     10.7 Severability. In the event any provision of this agreement is
          ------------
held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

     10.8 Term. The provisions of this Agreement commence on the Effective Date
          ----
and continue in perpetuity, except as provided otherwise herein. Expiration or termination of this Agreement or its provisions shall not relieve the parties of any obligation accruing prior to such expiration or termination.

     10.9 Survival. The provisions of Sections 1, 3, 4, 5, 6, 7, 8, 9,
          --------
and 10 shall survive the expiration or termination of this Agreement.

          The parties have caused this Agreement to be executed by their duly authorized representatives.

SRI International                     SPEEDCOM Wireless Corporation

___________________________________   ____________________________________

___________________________________   ____________________________________




United States Patent Application entitled "Method and Apparatus for Updating Information in a Low-Bandwidth Client/Server Object-Oriented System", filed June 1, 1998.

United States Patent Application entitled "Method and Apparatus for Updating Information in a Low-Bandwidth Client/Server Object-Oriented System", filed March 3, 2000 (a c-i-p of the previously listed patent application).

United States Patent Application entitled "A System And Method For Disseminating
                                           =====================================
Topology And Link-State Information To Routing Nodes In A Mobile Ad Hoc Network
===============================================================================
", filed December 1, 2000.

United States Patent Application entitled " An IPv6-IPv4 Compatibility
                                           ===========================
Aggregatable Global Unicast Address Format For Incremental Deployment Of IPv6
=============================================================================
Nodes Within IPv4 Networks", filed December 1, 2000.
==========================

United States Patent Application entitled " A Reduced-Overhead Protocol For
                                           ================================
Discovering New Neighbor Nodes And Detecting The Loss Of Existing Neighbor Nodes
================================================================================
In A Network ", filed December 1, 2000.
============

United States Patent Application entitled "Mobile Ad Hoc Extensions For The
                                           ================================
Intenet", filed December 1, 2000.
========

                                Software Modules

TBRPF
Topology Broadcast based on Reverse Path Forwarding (TBRPF) is an, ad-hoc network protocol for the reliable broadcast of full topology and link-state information in a multihop communication network with a highly dynamic topology, such as a wireless network with mobile nodes. The TBRPF protocol uses the concept of reverse-path forwarding (RPF) to broadcast link-state updates in the reverse direction along the spanning tree formed by the minimum-hop paths from all nodes to the source of the update. TBRPF uses the topology information received along the broadcast trees to compute the minimum-hop paths that form the trees themselves, and is the first topology broadcast protocol based on RPF with this property. The use of minimum-hop trees instead of shortest-path trees (based on link costs) results in less frequent changes to the broadcast trees and therefore less communication cost to maintain the trees. Simulations show that TBRPF achieves up to a 98% reduction in communication cost compared to flooding (OSPF-based protocols) in a 20-node network. The current prototype/engineering code version of the TBRPF protocol as it applies to IPv4 networks has been implemented in the FreeBSD V3.2 operating system with the Merit Multi-Threaded Routing Toolkit daemon (mrtd). The current implementation has been in use for laboratory and fielded in experiments since June 1999.

Development funding has come from the Office of Naval Research, the US Army Communications and Electronics Command and the Defense Advanced Research Projects Agency.

IPV4/IPV6 Compatibility Addressing

The IPv6-IPv4 Compatibility Aggregatable Global Unicast Address Format specifies an IPv6-IPv4 compatibility aggregatable global unicast address format for any IPv6 host, gateway or router that has at least one globally unique IPv4 address. Our approach allows for large-scale incremental deployment of IPv6 hosts within heterogeneous IPv6/v4 domains without incurring aggregation scaling issues at the border gateways. This address format supports both global routing within the native IPv6 routing domain and automatic tunneling across IPv4 networks with no native IPv6 support. Additionally this format specifies a non-globally routable IPv6-IPv4 compatibility address format for use within private networks with non-globally unique IPv4 addresses. Finally, we have also developed a method for global routing of such addresses through a combination of mechanisms applying both unique approaches and other works in progress in the IETF Next Generation Transition (NGTRANS) working group.

ReDDE

SRI's Reliable Data Distribution Engine (ReDDE) has been successfully deployed on mission critical military and civilian applications. It is at the heart of SRI's family of products for situation awareness and command and control and has performed exceedingly well under very rigorous conditions. The InCON situation awareness system (which employs ReDDE) guaranteed data delivery to 200 wireless client nodes for the Marine Corps Urban Warrior experiments. The system was also the deployed for the Extending the Littoral Battlefield Advanced Concept Technology Demonstration for the Office of Naval Research, and the Airborne Switch Experiment for the Naval Research Laboratory. Additionally, several servers are under license by the Naval Space and Warfare Command for various research applications. To work reliably in a wireless environment, a system must be able to provide efficient wireless communication; the standard Internet protocol, TCP/IP, was designed for high-speed, wired, reliable networks. In theory, the TCP portion (which provides a reliable stream of data) will work over a wireless link; in practice, however, operation is problematic because the TCP/IP design makes the same assumptions for both wired and wireless networks--namely, if network dropouts occur, they are due to network congestion. Assuming network congestion is the cause when, in fact, the problem with many wireless networks is packet loss due to coverage problems, can cause the network to degrade to a point where performance is unacceptable.
ReDDE was developed using the connectionless UDP protocol provided in TCP/IP to overcome many of the performance penalties encountered using standard TCP. As a result we created a new self-adapting TCP/IP that is tuned for wireless communications. In addition, the ReDDE middleware takes advantage of the connectionless behavior to manage the queues of data by adapting to low- bandwidth communication channels and dealing with communications outages in an efficient manner.

ReDDE makes dynamic, real-time network measurements and adaptively adjusts the communications to reflect actual network conditions. This scheme inherently improves QoS issues associated with:

     .    With the server hardware. (physical problem)

     .    With the server software. (no acknowledgement of the receipt of data)

     . On the link between the client and primary server (although communication may still be possible to other servers on the network).

     . On the actual communications link between all clients and servers. (client communication outage)

     .    On an individual client link.

     . Some combination of the above--i.e., the communications link is not operational AND the server is down.

Data Management and Queuing. ReDDE automatically adjusts to the available communications bandwidth and optimizes this bandwidth by prioritizing data to send only the high priority data during network congestion/link failure. In addition, for the sake of reliability, the data stored on the servers can be replicated to multiple servers so that the data exist at multiple sites.

Guaranteed Client/Server Synchronization. The PacketHop(TM) system ensures that all client objects are completely synchronized with one another by tracking how up-to-date any object in the system is, at any point in time.

Managing Queues. Communications between the server and individual clients can vary greatly; ReDDE uses a multi-threaded architecture that manages each client connection in a highly efficient manner, thereby ensuring that valuable CPU and bandwidth resources are used efficiently when the system is busy and not wasted when the system is idle.

Recovery After Crashes or Prolonged Communications Outages. ReDDE clients have the ability to determine how up-to-date they are with regard to the rest of the system. All data generated by clients are queued at the client end (for locally generated data) or at the server end (for data generated by other clients). Whenever a client re-connects to a server, the server either re-connects to the previously existing queue of data or creates a new queue of data. In the case of a client migrating to a different server (due to load balancing or the previous server crashing), some redundant data will be communicated to the client. Because there is no perfect way of determining this, we err on the side of guaranteeing 100% data consistency rather than minimizing communication.

PacketHop(TM)
PacketHop(TM) is the combination of all of the above technologies to provide a multi-level, highly reliable and adaptive system of wireless data communications.

     TRADEMARKS AND TRADEMARK USEAGE GUIDELINES


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